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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Prospectus Supplement dated December 14, 2001 (filed pursuant to Rule 424(b)(5) of the Securities Act of 1933), to the Prospectus dated June 21, 1999,which is a part of Registration Statement No. 333-80347 on Form S-3 of the Great Atlantic & Pacific Tea Company of our report dated April 5, 2001 appearing in the Prospectus Supplement.

We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ Deloitte & Touche

Parsippany, New Jersey
December 14, 2001